COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN PREMIER SMALL COMPANY STOCK FUND CLASS A SHARES AND
     CLASS R SHARES AND THE RUSSELL 2500 INDEX


     EXHIBIT A:
     ____________________________________________________________
    |           |     PREMIER        |   PREMIER        |        |
    |           |  SMALL COMPANY     | SMALL COMPANY    |RUSSELL |
    |  PERIOD   |   STOCK FUND       |  STOCK FUND      |  2500  |
    |           |(CLASS A SHARES)    | (CLASS R SHARES) | INDEX* |
    |-----------|--------------------| -----------------|--------|
    |  9/2/94   |           9,551    |      10,000      | 10,000 |
    | 10/31/94  |           9,618    |      10,070      |  9,915 |
    |  1/31/95  |           9,404    |       9,855      |  9,670 |
    |  4/30/95  |          10,505    |      11,018      | 10,590 |
    |  7/31/95  |          12,571    |      13,194      | 12,002 |
    | 10/31/95  |          12,533    |      13,162      | 12,033 |
    |-----------|--------------------| -----------------|--------


    *Source: The Frank Russell Company